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Deal     RASC 1998-KS3                      Collateral
Collateral Description for AII1
Preliminary Collateral

                                  Fin. Char.

         Fees                                        Seasoning
                                                                  % of Prin. Bal

         Surety     0.1250%                            WAM                357.4
         Cushion                                       less than 300
         Servicing  0.5800%                            300-340
         Trustee                                       340-350
         Total      0.7050%                            350+


         Origination                                   LTV

         Low Doc           17.6210%                 LTV ratio              80.98
         Full Doc          82.3790%                    less than 70
         Payment Cap       Avail Funds                 71-80
         Neg Am            0                           81-90
         100% 1st Liens             Yes                greater than 90

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Collateral Split

Index             lib 6            1yfix/6mlib     2yfix/6mlib      3yfix/6mlib       1 yr cmt         3/1yr cmt         Total /
Ave
Prin Bal          29,515,264.04     317,896.10    251,462,920.06   33,842,228.28     36,145,965.32    3,017,591.63    354,301,865.43
% of Pool         8.3305%           0.0897%          70.9742%          9.5518%          10.2020%         0.8517%           100.0000%
Gross Cap                                                                                                                    0.0000%
Gross Margin      5.9700%           5.5900%          5.9800%           5.8500%          5.8200%          5.8300%             5.9488%
Initial Gross Cpn  9.6000%          9.5700%          9.9000%           9.9700%          9.3900%          9.6900%             9.8276%
Servicing         0.5800%           0.5800%          0.5800%           0.5800%          0.5800%          0.5800%             0.5800%
Mth to Roll             2                4               23                33                9               30                  21
Payment Delay
WAM
Interim Cap       1.1500%           1.6700%          2.8000%           2.7000%          1.3100%            1.1000%           2.4855%
% Convertible     0.0000%           0.0000%          0.0000%           0.0000%          0.0000%            0.0000%           0.0000%
Floor             5.9700%           5.5900%          9.0118%           5.8500%          5.8200%            5.8300%           8.1006%
Initial interim   1.1500%           1.6700%          2.8000%           2.7000%          1.3100%            1.1000%           2.4855%
Current Av                                                                                                                   0.0000%
Fl AV                                                                                                                        0.0000%
Net Cap                                                                                                                      0.0000%
Libor

         Dispersion
                  Min      Max
         Cap dispersion    10.25   22.84
         cpn dispersion    7.25    16.84
         mgn dispersion    1.5     11.99
         Please supply sheet with dispersion break down

         Loan Details
                                                                % of Prin. Bal
         Largest Loan                    585,000.00            Less than 200     76.43%
         Originator (s)     Equibanc         11.96%                  200-300          15.44%
                            Sebring           7.83%                  300-600           8.13%
                            Homecomings       5.36%                  600-1000          0.00%
         Lgst zip conc     30041                               Ave                113,209.99



         Property Type                               Location
                         % of Total                    Where    % of Total
         Owner occ         96.4070%                      GA       13.5500%
         Inv                3.5930%                      TX       10.0800%
         2nd Home           0.6370%                      CA       7.4300%
         Condo              4.6870%                      MI       6.3600%
         Coop               0.0000%                      FL       5.2600%
         Single Family     79.1660%                      Purchase 56.5030%
         2-4                1.8550%                       Refi    10.6420%
         Other             12.7050%                      Cash out 32.8550%


         Structure
                  Callable at                                 10
                  Step up                                     Margin doubles at call
                  Int catch up                                Y
                  Int on int catch up                         Y
                  Catch up ranks equal with P&I at call       Y


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::

                           Credit

                                                               Yes/No
         Will deal be on BBG                                   Yes
         Will cashflows be on BBG                              Yes
         % comp int paid on full prepayments                   100%
         comp int affects excess spread or certificate cpn     No

         % Over                 Initial    Target    Step Down
         Collateralisation          0       2.80%      Y

         Monoline Wrap
                                                 Who            Yes/No
         Insurer                               Ambac
         Ultimate or timely principal                           U
         Ultimate or timely interest                            T
         Any gross coupon step down for good performance        Not in Adjustable Collateral

                           Tranche Details

Rating
                                    Agency and Rating
Tranche           Amount            Index/Cpn        Margin            Moodys           S&P      Wo wrap
flt               390               1M LIBOR                            Aaa             AAA      BBB
agg fixed         390
Total

Contacts
                            Name                      Tel
Moodys                     Kamran Kazim               212-553-1932
S&P                        Tom Warrack                212-208-1303

Trustee                    1st Chicago
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Settlement Details

Tranche           Pays on           Delay   2 bus days pri    First Fix Date    1st Coupon       Maturity
                  25-Oct-98            0        2




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Purchase Details

Tranche           Bt       Price    Settle  Reference         Pricing Speed     WAL


To call
Act/360
Bullet cap
Uncapped
WAL
Window
To Maturity
Act/360
Bullet cap
Uncapped
WAL
Window

    Is call % based on floating tranche only or entire deal      Floating

    % prefunded and final date for prefunding amount to prepay   No prefunding


         Credit
                  % of Total
         AX       41.3300%
         AM       30.5900%
         B        19.8500%
         C        5.7700%
         D        2.4600%
         Is all cashflow from the OC available to the senior certificate holders Yes Please send WAC and tranche details of fixed tranches Please send cashflows at pricing speed to call and maturity Yield table to call and maturity at variety of speeds with payment windows
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